UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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NOVATION COMPANIES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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PRELIMINARY PROXY STATEMENT
SUBJECT TO COMPLETION – DATED AUGUST 16, 2018

NOVATION COMPANIES, INC.
500 Grand Boulevard, Suite 201B
Kansas City, MO 64106

NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON OCTOBER 4, 2018

To Our Shareholders:

You are cordially invited to attend the 2018 annual meeting of shareholders (the “Annual Meeting”) of Novation Companies, Inc., a Maryland corporation (the “Company”), to be held on October 4, 2018, at 2:00 p.m., Central Daylight Time, at Hampton Inn, 801 Walnut Street, Kansas City, Missouri 64106 for the following purposes:

1.	to elect five directors to serve until the Company’s 2019 annual meeting of shareholders and until their successors are duly elected and qualify;
2.	to approve an amendment to the Company’s Articles of Amendment and Restatement to increase the number of authorized shares of the Company’s common stock to 780 million, to be filed with the State Department of Assessments and Taxation of the State of Maryland at the discretion of the Company’s Board of Directors at any time during the 12 months following the date of the Annual Meeting;
3.	to approve the continuation of the Company’s Rights Agreement designed to protect the tax benefits of the Company’s net operating loss carryforwards;
4.	to approve an amendment to the Company’s 2015 Incentive Stock Plan to increase the number of shares of the Company’s common stock authorized and reserved for issuance thereunder to 12 million;
5.	to ratify the selection of Boulay PLLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018;
6.	to vote on a non-binding advisory resolution to approve the compensation of the Company’s named executive officers; and
7.	to transact such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.

The accompanying proxy statement sets forth additional information regarding the Annual Meeting, and provides you with detailed information regarding the business to be considered at the Annual Meeting. We encourage you to read the proxy statement carefully and in its entirety.

The Company’s Board of Directors has fixed the close of business on August 31, 2018 as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment thereof.

Your vote is important. Regardless of whether you plan to attend the Annual Meeting, we encourage you to vote your shares promptly by signing and returning the enclosed proxy card or voting instruction card in the envelope provided, or submitting your proxy over the Internet in accordance with the instructions provided on the enclosed proxy card or voting instruction card.

By Order of the Board of Directors

/s/ David W. Pointer

David W. Pointer
Chief Executive Officer and Chairman of the Board

Kansas City, MO

[●], 2018

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders To Be Held on October 4, 2018: The proxy statement and the Company’s annual report to shareholders are available electronically free of charge at [●].

ANNEX A – FORM OF AMENDMENT TO ARTICLES OF AMENDMENT AND RESTATEMENT

ANNEX B – RIGHTS AGREEMENT, AS AMENDED

ANNEX C – FORM OF AMENDED 2015 INCENTIVE STOCK PLAN

PROXY STATEMENT

The Board of Directors (the “Board”) of Novation Companies, Inc., a Maryland corporation (the “Company,” “we,” “us” or “our”), is furnishing this proxy statement in connection with its solicitation of proxies for use at our 2018 annual meeting of shareholders (the “Annual Meeting”) to be held on Thursday, October 4, 2018, at 2:00 p.m., Central Daylight Time, at Hampton Inn, 801 Walnut Street, Kansas City, Missouri 64106. This proxy statement, along with a Notice of Annual Meeting of Shareholders and a proxy card or voting instruction card, are being mailed to shareholders beginning on or about [●], 2018.

GENERAL INFORMATION

Attending the Annual Meeting

You can attend the Annual Meeting only if you were a shareholder at the close of business on August 31, 2018, the record date for the Annual Meeting (the “Record Date”), or if you hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance. If you are a shareholder of record, your name will be verified against the list of shareholders of record on the Record Date prior to your admission to the Annual Meeting. If you are not a shareholder of record, but hold shares in “street name” through a broker, bank or nominee, you should provide proof of beneficial ownership on the Record Date, such as your most recent account statement prior to the Record Date, a copy of the voting instruction card provided by your broker, bank or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting.

The Annual Meeting will begin promptly on October 4, 2018, at 2:00 p.m., Central Daylight Time. You should allow adequate time for check-in procedures.

Record Date and Voting Rights

Holders of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at the close of business on the Record Date are entitled to notice of, and to vote at the Annual Meeting. As of the Record Date, [●] shares of Common Stock were outstanding. Each holder of Common Stock is entitled to one vote for each share of Common Stock held as of the Record Date.

Voting

You may vote using any of the following methods:

•	Proxy card or voting instruction card. Be sure to complete, sign and date the card and return it in the prepaid envelope.
•	By the Internet. Specific instructions for shareholders of record who wish to vote over the Internet are set forth on the enclosed proxy card. Shareholders of record will not be able to vote by telephone. If you own shares held in street name, you will receive voting instructions from your broker, bank or nominee and may vote by telephone or the Internet if they offer those alternatives. Please note that Internet voting for shareholders of record will close at 1:00 a.m. Eastern Time on October 4, 2018.
•	In person at the Annual Meeting. All shareholders may vote in person at the Annual Meeting. You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If you own shares held in street name, you must obtain a legal proxy from your broker, bank or nominee and present it to the inspector of election with your ballot when you vote at the Annual Meeting.

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If you properly submit your proxy over the Internet, or you properly sign and return a proxy card or voting instruction card, your shares will be voted as you direct. If you return a signed proxy card without indicating your vote, your shares will be voted in accordance with the recommendations of the Board as follows: “FOR” the election of the director nominees; “FOR” the amendment to the Company’s Articles of Amendment and Restatement to increase the number of authorized shares of Common Stock to 780 million, to be filed with the State Department of Assessments and Taxation of the State of Maryland at the discretion of the Company’s Board of Directors at any time during the 12 months following the date of the Annual Meeting (the “Charter Amendment Proposal”); “FOR” the approval of the continuation of the Company’s Rights Agreement designed to protect the tax benefits of the Company’s net operating loss carryforwards; “FOR” the approval of an amendment to the Company’s 2015 Incentive Stock Plan (the “2015 Plan”) to increase the number of shares of Common Stock authorized and reserved for issuance thereunder to 12 million; “FOR” the ratification of the selection of Boulay PLLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018; and “FOR” the approval of a non-binding advisory resolution to approve the compensation of the Company’s named executive officers.

If for any reason any director nominee does not stand for election, any proxies we receive will be voted in favor of the remaining nominees and may be voted for a substitute nominee in place of the nominee who does not stand. We have no reason to expect that any of the director nominees will not stand for election. If any matters other than the six items of business described in this proxy statement are properly presented for consideration at the Annual Meeting, persons named on the voting website and your voting card will have the discretion to vote your shares for you on those matters. We are not aware of any other business to be acted upon at the Annual Meeting other than as set forth herein.

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive.

Revoking your Proxy

If you are a shareholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by (1) following the instructions given for changing your vote over the Internet or delivering a valid written proxy with a later date than the previous proxy, (2) delivering a written statement to the Corporate Secretary that the proxy is revoked, or (3) attending the Annual Meeting and voting in person. If you own shares held in street name, you may submit new voting instructions by contacting your broker, bank or nominee.

Solicitation of Proxies

The costs of this solicitation by the Board will be borne by the Company. Proxy solicitations will be made by mail, telephone, facsimile and e-mail. Banks, brokerage house nominees and other fiduciaries are requested to forward the proxy soliciting material to the beneficial owners and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse those parties for their reasonable expenses in forwarding proxy materials to the beneficial owners.

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Abstentions and Broker Non-Votes

Abstentions are not considered “votes cast” under Maryland law, and will not affect the outcome of the election of directors or Proposals 3-6. Abstentions will have the same effect as votes “Against” the Charter Amendment Proposal.

If you own shares held in “street name” and do not provide your bank, brokerage firm or other nominee with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a bank, brokerage firm or other nominee is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Shares that constitute broker non-votes will be counted for the purpose of establishing a quorum at the Annual Meeting, will not affect the outcome of the election of directors or Proposals 3-6, and will have the same effect as votes “Against” the Charter Amendment Proposal.

Votes Required for Approval of Proposals

A quorum will be present if at least a majority of the outstanding shares of our Common Stock entitled to vote at the Annual Meeting, totaling [●] shares, is represented at the Annual Meeting, either in person or by proxy. Abstentions and broker non-votes will be considered present for the purpose of establishing a quorum.

Proposal 1: Election of Directors. Each of the five director nominees receiving a plurality of the votes cast at the Annual Meeting will be elected as a director. You may withhold votes from any or all nominees.

Proposal 2: Charter Amendment Proposal. The affirmative vote of a majority of the votes entitled to be cast on this proposal at the Annual Meeting is required for approval of the Charter Amendment Proposal.

Proposal 3: Continuation of Rights Agreement. The affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting is required for approval of the continuation of the Rights Agreement.

Proposal 4: Approval of Amendment to 2015 Plan. The affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting is required for approval of the amendment to the 2015 Plan to increase the number of shares of Common Stock authorized and reserved for issuance thereunder to 12 million.

Proposal 5: Ratification of Auditors. The affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting is required for ratification of the selection of Boulay PLLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

Proposal 6: Advisory Vote on Executive Compensation. The affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting is required for approval of the non-binding advisory resolution to approve the compensation of the Company’s named executive officers.

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Additional Materials

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 (the “2017 Form 10-K”) is enclosed with this Proxy Statement. Shareholders may request another free copy of the 2017 Form 10-K and other financial information by contacting us at:

Novation Companies, Inc.
500 Grand Boulevard, Suite 201B
Kansas City, Missouri 64106

Alternatively, current and prospective investors can access the 2017 Form 10-K at [●]. We also will furnish any exhibit to the 2017 Form 10-K if specifically requested. Our SEC filings also are available free of charge at the SEC’s website, www.sec.gov, and at the Investor Relations section of our website (under “Financials”) at www.novationcompanies.com/investors.

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PROPOSAL 1 – ELECTION OF DIRECTORS

There are five nominees for election to the Board at the Annual Meeting: Howard M. Amster, Howard Timothy Eriksen, Barry A. Igdaloff, Lee D. Keddie and David W. Pointer, all of which currently serve as directors of the Company. Mr. Pointer, who was appointed to serve as the Company’s Chief Executive Officer, director and Chairman of the Board on March 27, 2018, initially was recommended to the Nominating and Corporate Governance Committee by Jeffrey E. Eberwein, then our Executive Chairman (resigned on March 27, 2018). Messrs. Eriksen and Keddie, who were appointed to the Board on April 12, 2018, initially were recommended to the Nominating and Corporate Governance Committee by Mr. Pointer.

Each director is elected annually to serve until our next annual meeting of shareholders and until his or her successor is duly elected and qualifies. Except where authority to vote for directors has been withheld, it is intended that the proxies received pursuant to this solicitation will be voted “FOR” the nominees named below. If for any reason any nominee does not stand for election, such proxies will be voted in favor of the remainder of those named and may be voted for substitute nominees in place of those who do not stand. Management has no reason to expect that any of the nominees will not stand for election.

Set forth below is certain information regarding each nominee for director and our executive officers, including such person’s name, age, principal occupation and business experience for at least the past five years and the experiences and skills that led to the conclusion that the nominees should serve as directors.

Director Nominees

Howard M. Amster, age 70, has been a member of the Board since 2009. Mr. Amster currently is an owner and operator of multiple real estate investments. Since March 1998, Mr. Amster has served as President of Pleasant Lake Apts. Corp., the corporate general partner of Pleasant Lake Apts. Limited Partnership. Mr. Amster also serves as a director of Maple Leaf Financial, Inc., the holding company for Geauga Savings Bank, and newAX, Inc. (formerly Astrex, Inc.). Since June 2015, Mr. Amster also has served as a Financial Advisor at McDonald Partners, LLC, a securities brokerage firm. From 2000 to May 2015, Mr. Amster served as a Principal with Ramat Securities Ltd., a securities brokerage firm. From 1992 to 2000, Mr. Amster was an investment consultant with First Union Securities (formerly EVEREN Securities and formerly Kemper Securities).

The Board believes Mr. Amster’s qualifications to serve on the Board include his investment expertise and his experience as a director of public companies.

Howard Timothy Eriksen, age 49, has been a member of the Board since April 2018. Mr. Eriksen has been the Chief Executive Officer and Interim Chief Financial Officer of Solitron Devices, Inc. (“Solitron”), a manufacturer of solid-state semiconductor components, since July 2016. Mr. Eriksen also serves as the Managing Member of Eriksen Capital Management LLC (“ECM”), a Lynden, Washington based investment advisory firm that he founded in 2005. Previously, Mr. Eriksen worked for Walker’s Manual, Inc., a publisher of books and newsletters on micro-cap stocks, unlisted stocks and community banks, from 2004 to 2005, and prior to that for Kiewit Pacific Co, a subsidiary of Peter Kiewit Sons, a construction and mining services company, as an administrative engineer on the Benicia Martinez Bridge project. Mr. Eriksen has been a member of the board of directors of Solitron since August 2015. Mr. Eriksen received a Bachelor of Arts from The Master’s University and a Master of Business Administration from Texas A&M University.

The Board believes that Mr. Eriksen’s qualifications to serve on the Board include his financial expertise and operating experience at other small-cap companies.

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Barry A. Igdaloff, age 63, has been a member of the Board since 2009. Mr. Igdaloff has served as the sole proprietor of Rose Capital, a registered investment advisor in Columbus, Ohio, since 1995. Mr. Igdaloff has been a director of Dynex Capital, Inc. since 2000. Previously, Mr. Igdaloff was a director of Guest Supply, Inc. prior to its acquisition by Sysco Foods in 2001. Prior to entering the investment business, Mr. Igdaloff was an employee of Ernst & Whinney’s international tax department. Mr. Igdaloff is a non-practicing CPA and a non-practicing attorney.

The Board believes Mr. Igdaloff’s qualifications to serve on the Board include his financial expertise and years of experience as an investment advisor, attorney, CPA, and director of public companies.

Lee D. Keddie, age 49, has been a member of the Board since April 2018. Mr. Keddie has been President and Chief Executive Officer of CompuMed Inc. (OTC:CMPD) (“CompuMed”), an enterprise telemedicine solutions company, since November 2015. In addition, he has been President and Chief Executive Officer of Value Creation Management Group LLC, a company that invests in and provides consulting to companies that need operational improvement, since September 2014. Previously, Mr. Keddie spent 13 years with HKX, Inc., a developer of control systems for excavators, as a Co-Owner, President & General Manager, from January 1999 to September 2013. Prior to his business leadership roles, Mr. Keddie spent over eight years in both the commercial and military sectors of the aircraft industry. He has been a member of the board of directors of CompuMed Inc. since November 2014 and of Stephan Co. (OTC:SPCO), a manufacturer of hair care products, since March 2015. Mr. Keddie was a board member of Essex Rental Corp. (NASDAQ:ESSX), a company that rents and distributes construction lifting equipment, from June 2015 to February 2017. Mr. Keddie is a professional engineer, and received an Honors Co-op Mechanical Engineering Degree from the University of Waterloo, and spent two additional years at the University of Toronto in Aerospace Studies.

The Board believes Mr. Keddie’s qualifications to serve on the Board include his extensive operating expertise and experience as a director of public companies.

David W. Pointer, age 48, has been our Chief Executive Officer and Chairman of the Board since March 2018. He has served as the Managing Partner of V.I. Capital Management, LLC, a registered investment advisory firm that he founded, since January 2008. Prior to that, Mr. Pointer was a Senior Portfolio Manager and Senior Vice President at ICM Asset Management, an employee owned investment manager, from September 2003 to September 2007, as well as Portfolio Manager at AIM/INVESCO Investments, an investment management firm, from July 1999 to August 2003. Mr. Pointer has served on the board of directors of CompuMed, Inc., an enterprise telemedicine solutions company, since December 2013 and as Chairman since October 2014, and previously served as Co-Chief Executive Officer from November 2015 to January 2016. He also has served on the board of directors of Solitron Devices, Inc., a manufacturer of solid-state semiconductor components, since August 2015 and as Chairman since July 2016. Previously, Mr. Pointer served on the board of directors of ALCO Stores, Inc., a retailer, from September 2014 to June 2015. Mr. Pointer has taught Corporate Finance as an adjunct faculty in Whitworth University’s MBA program as well as Gonzaga University’s MBA program and is an expert in financial analysis and financial markets. Mr. Pointer holds a Bachelor of Science in Business Administration from Central Washington University and a Master of Business Administration from the Wharton School of Business at the University of Pennsylvania. Mr. Pointer is a member of the CFA Institute and a Chartered Financial Analyst.

The Board believes Mr. Pointer’s qualifications to serve on the Board include his knowledge of Novation from serving as its Chief Executive Officer, financial expertise and experience as a director at other public companies.

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V.I. Capital Management, LLC (“V.I. Capital”) and our Chief Executive Officer and Chairman of the Board David W. Pointer are subject to a consent order (the “Consent Order”) from the State of Washington Department of Financial Institutions, Securities Division, dated March 12, 2018 (Order Number S-16-2093-17-CO01), relating to alleged breaches of their fiduciary duty as investment advisors to their clients, including (i) failure to disclose certain conflict of interest stemming from Mr. Pointer’s service on the Boards of Directors of CompuMed, Inc. and Solitron Devices, Inc., (ii) pledging V.I. Capital investment fund assets as collateral for a line of credit for CompuMed, Inc. and failing to disclose such pledge to V.I. Capital’s year-end auditor, and (iii) failure to timely distribute audited financial statements and a final fund audit to investors. As conditions of the Consent Order, V.I. Capital and Mr. Pointer agreed to (i) cease and desist from violating the Securities Act of 1933, (ii) pay a fine of $10,000 and (iii) pay costs of $2,500. Mr. Pointer also agreed that he will not be a principal, officer or owner of an investment adviser or broker-dealer for 10 years following the entry of the Consent Order, but he may apply for a securities salesperson or investment adviser representative registration with an acceptable plan of supervision.

Executive Officers

Carolyn K. Campbell, age 47, has served as our Chief Financial Officer since August 2017. She previously worked as an independent contractor in internal audit and tax roles for various businesses from July 2016 to August 2017. From 2007 to March 2016, Ms. Campbell served as the Company’s Internal Audit Manager and was responsible for overseeing corporate audit processes and developing and implementing risk-based audit plans and internal controls over financial recordkeeping and reporting. From 2001 to 2004, Ms. Campbell was an internal auditor with Butler Manufacturing Company, a construction engineering company. From 1995 to 2001, Ms. Campbell was employed by Houlihan’s Restaurant Group, a developer of restaurant concepts, most recently as a tax analyst. Ms. Campbell holds a Bachelor of Science in Business Administration from the University of Central Missouri.

Richard M. Rector, age 62, is the President of our subsidiary Healthcare Staffing, Inc. (“HCS”). Mr. Rector has more than 30 years of experience in Staffing and Business Management of mid-size to large businesses. Prior to joining HCS in October 2015, Mr. Rector was Executive Vice President and Co-Owner of an international modernization and staffing company for 10 years. Before that, he served as a Regional Manager for two mid-sized companies in the staffing industry. He has extensive experience in business administration, staffing, operations, and automation. Mr. Rector has a Bachelor of Business Administration in Administrative Management and Marketing from the University of North Texas.

There are no family relationships among our executive officers and directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and holders of more than 10% of our Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of the forms furnished to us and written representations made by our directors and officers, we believe that our directors, officers and holders of more than 10% of our Common Stock complied with all applicable filing requirements during fiscal year 2017, except that Messrs. Eberwein and Igdaloff each filed a Form 4 on December 18, 2017, reporting a transaction that occurred on December 13, 2017, and Mr. Rector filed a Form 4 on August 2, 2017, reporting a transaction that occurred on July 27, 2017.

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Related Party Transactions

The Company has adopted a written policy that addresses the review, approval or ratification of any transaction, arrangement, or relationship or series of similar transactions, arrangements or relationships, including any indebtedness or guarantee of indebtedness, between the Company and any related party, in which the aggregate amount involved exceeds the lesser of $120,000 or 1% of the average of the Company’s total assets at year-end for the last two completed fiscal years. Under the policy, a related party of the Company includes:

•	Any executive officer, or any director or nominee for election as a director;
•	Any person who owns more than 5% of the Company’s voting securities;
•	Any immediate family member of any of the foregoing; or
•	Any entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 10% beneficial ownership interest.

Under the policy, the Board reviews the material facts of any related party transaction and approves it prior to its occurrence. If advance approval is not feasible, then the Board will either ratify the transaction at its next regularly scheduled meeting or the transaction will be rescinded. In making its determination to approve or ratify any related party transaction, the Board may consider such factors as (i) the extent of the related party’s interest in the transaction, (ii) if applicable, the availability of other sources of comparable products or services, (iii) whether the terms of the transaction are no less favorable than terms generally available to Company in unaffiliated transactions under like circumstances, (iv) the benefit to the Company, and (v) the aggregate value of the transaction.

No director may engage in any Board discussion or approval of any related party transaction in which he or she is a related party, but that director is required to provide the Board with all material information reasonably requested concerning the transaction.

Vote Required

Each of the five director nominees receiving a plurality of the votes cast at the Annual Meeting will be elected as a director.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH OF THE DIRECTOR NOMINEES IDENTIFIED IN THIS PROPOSAL.

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PROPOSAL 2 – APPROVAL OF AUTHORIZED SHARES INCREASE

We are asking our shareholders to approve an amendment to our Articles of Amendment and Restatement (the “Existing Charter”) to increase the number of authorized shares of our Common Stock to 780 million, in the form of Annex A hereto (the “Charter Amendment”). If our shareholders approve this Charter Amendment Proposal at the Annual Meeting, the final decision of whether to proceed with the Charter Amendment and the effective time of the Charter Amendment will be determined by the Board, in its sole discretion. Our Existing Charter currently authorizes the issuance of 100 million shares of Common Stock and 20 million shares of preferred stock, $0.01 par value per share, 50,000 of which are currently designated as Series F Junior Participating Preferred Stock (“Series F Stock”).

If our shareholders approve this Charter Amendment Proposal at the Annual Meeting, and the Board determines to implement the Charter Amendment, Article V, Section A, of the Existing Charter would be amended and restated in its entirety to read as follows:

The total number of shares of Capital Stock of all classes which the Corporation has authority to issue is 800,000,000 shares of Capital Stock, consisting of 780,000,000 shares of Common Stock, $0.01 par value per share (“Common Stock”), and 20,000,000 shares of Preferred Stock, $0.01 par value per share (“Preferred Stock”), of which 50,000 shares of Preferred Stock are currently classed as Series F Junior Participating Preferred Stock. The aggregate par value of all authorized shares of stock having par value is $8,000,000. The Board of Directors may classify and reclassify any unissued shares of Capital Stock, whether now or hereafter authorized, by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of Capital Stock. All persons who acquire shares of Capital Stock or securities exercisable for or convertible into shares of Capital Stock shall acquire such shares subject to the provisions of the Charter (including Article X) and Bylaws of the Corporation.

If our shareholders approve this Charter Amendment Proposal at the Annual Meeting, and the Board decides to implement the Charter Amendment, we intend to file Articles of Amendment and Restatement with the State Department of Assessments and Taxation of the State of Maryland on a date to be determined by the Board, at which time the increase in the number of authorized shares of Common Stock, and the corresponding increase to the number of authorized shares of capital stock, would become effective. If the Board does not determine to implement the Charter Amendment within 12 months from the date of the Annual Meeting, the authority granted in this proposal to implement the Charter Amendment will terminate.

As of [●], 2018, (i) [●] shares of Common Stock were issued and outstanding, (ii) [●] shares of Common Stock were reserved for issuance under our equity incentive plans, including upon exercise of outstanding options to purchase Common Stock, and (iii) no shares of Series F Stock were issued and outstanding. Therefore, as of [●], 2018, [●] shares of Common Stock out of the 100,000,000 shares of Common Stock authorized under the Existing Charter remained unallocated.

The Board believes that it is in the Company’s best interest and that of its shareholders to increase the number of authorized shares of Common Stock to give the Company sufficient authorized shares to generally support its growth and to provide flexibility for future corporate needs, including but not limited to grants under equity compensation plans, stock splits, financings, potential strategic transactions, including mergers, acquisitions, and business combinations, as well as other general corporate transactions. The additional authorized shares would enable the Company to issue shares in the future in a timely manner and under circumstances the Company considers favorable without incurring the risk, delay and potential expense incident to obtaining shareholder approval for a particular issuance.

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Increasing the number of authorized shares of Common Stock will not alter the number of shares of Common Stock presently issued and outstanding or reserved for issuance and will not change the relative rights of holders of any shares. The additional authorized shares of Common Stock, if and when issued, would have the same respective rights and privileges as the shares of Common Stock previously authorized, issued and outstanding.

The issuance of any of the additional authorized shares of Common Stock may dilute the proportionate ownership and voting power of existing shareholders, and their issuance, or the possibility of their issuance, may depress the market price of our Common Stock.

We do not have any existing plans, proposals or arrangements, written or otherwise, to issue any of the additional authorized shares of Common Stock other than as disclosed in the Company’s filings with the SEC. However, we may decide to seek additional financing through equity or debt issuances or divest of certain assets or businesses to provide additional working capital to sustain our operations. The issuance of any shares of Common Stock, or securities convertible into Common Stock, in connection with any such financing, may dilute the proportionate ownership and voting power of existing shareholders and depress the market price of our Common Stock.

The availability of additional authorized but unissued shares of our capital stock may enable our Board to render it more difficult, or discourage an attempt to obtain control of, the Company, which may adversely affect the market price of our Common Stock. If in the due exercise of its fiduciary obligations, for example, our Board were to determine that a takeover proposal was not in our best interests, shares of capital stock could be issued by the Board without shareholder approval in (i) one or more private placements or other transactions that might prevent, render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent shareholder group or creating a substantial voting block in institutional or other hands that might support the position of the incumbent Board or (ii) an acquisition that might complicate or preclude the takeover. This proposal is not prompted by any specific effort or takeover threat currently perceived by management.

The Board (or any authorized committee of the Board) reserves the right to elect to abandon the Charter Amendment, notwithstanding shareholder approval thereof, if it determines, in its sole discretion, that the Charter Amendment is no longer in the best interests of the Company and its shareholders. By voting in favor of the Charter Amendment Proposal, you also are expressly authorizing the Board to delay, not proceed with, and abandon, the proposed Charter Amendment if it should so decide, in its sole discretion, that such action is in the best interests of our shareholders.

Vote Required

The affirmative vote of the majority of the votes entitled to be cast on this proposal at the Annual Meeting is required for approval of the Charter Amendment Proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” the APPROVAL of the CHARTER AMENDMENT PROPOSAL.

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PROPOSAL 3 – APPROVAL OF CONTINUATION OF RIGHTS AGREEMENT

Our operations have generated significant net operating losses and other tax benefits (collectively, “NOLs”). Under federal tax laws, we generally can use our NOLs and certain related tax credits to reduce ordinary income tax paid in our prior two tax years or on our future taxable income for up to 20 years, at which point they “expire” for such purposes. Until they expire, we can “carry forward” NOLs and certain related tax credits that we do not use in any particular year to offset taxable income in future years. As of December 31, 2017, we had approximately $692.0 million in federal NOLs, including $307.3 million in losses on mortgage securities that have not been recognized for income tax purposes. If not used, these NOLs will expire in years 2025 through 2037. Because we maintain a full valuation allowance against our deferred tax assets, no portion of the deferred tax asset attributable to our federal NOLs is currently recognized on the Company’s balance sheet in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 740. While we cannot estimate the exact amount of NOLs that we will be able use to reduce future income tax liability because we cannot predict the amount and timing of our future taxable income, we believe our NOLs are a very valuable asset.

Our ability to utilize our NOLs to offset future taxable income may be significantly limited if we experience an “ownership change,” as determined under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). Under Section 382, an “ownership change” occurs if a shareholder or a group of shareholders that is deemed to own at least 5% of our Common Stock increases its ownership by more than 50 percentage points over its lowest ownership percentage within a rolling three-year period. If an ownership change occurs, Section 382 would impose an annual limit on the amount of our NOLs that we can use to offset taxable income equal to the product of the total value of our outstanding equity immediately prior to the ownership change (reduced by certain items specified in Section 382) and the federal long-term tax-exempt interest rate in effect for the month of the ownership change. A number of complex rules apply to calculating this annual limit.

If an ownership change is deemed to occur, the limitations imposed by Section 382 could significantly limit our ability to use our NOLs to reduce future income tax liability and result in a material amount of our NOLs expiring unused and, therefore, significantly impair the value of our NOLs. While the complexity of Section 382’s provisions and the limited knowledge any public company has about the ownership of its publicly traded securities make it difficult to determine whether an ownership change has occurred, we currently believe that an ownership change has not occurred. However, if no action is taken to protect our NOLs, we believe it is possible that we could experience an ownership change before our NOLs are fully-utilized or expire.

The Company is party to a Rights Agreement with Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”), dated as of September 15, 2011, as amended by a First Amendment to Rights Agreement dated as of June 20, 2014, a Second Amendment to Rights Agreement dated as of August 24, 2015 and a Third Amendment to Rights Agreement dated as of July 20, 2018 (the “Third Amendment”) (as amended, the “Rights Agreement”). The Rights Agreement is designed to preserve the Company’s ability to use its NOLs to reduce potential future income tax liability by generally deterring any person from acquiring shares of Common Stock if the acquisition would result in such person, together with its affiliates and associates, beneficially owning 4.9% or more of the Common Stock then outstanding without the approval of the Board. The Company also put in place provisions of its Existing Charter designed to protect its NOLs, but those protections expired on July 21, 2018.

After careful consideration, the Board determined that the most effective way to continue to protect the benefits of our NOLs is to approve the continuation of the Rights Agreement. On July 20, 2018, the Company and the Rights Agent entered into the Third Amendment that amended the Rights Agreement to, among other things, extend the term of the Rights Agreement to the earlier of (i) 5:00 p.m., New York City time, on the date that the votes of the shareholders of the Company with respect to the Annual Meeting are certified, unless the continuation of the Rights Agreement is approved by the affirmative vote of the majority of the votes cast at the Annual Meeting, or (ii) 5:00 p.m., New York City time, on July 20, 2021. The terms of the Rights Agreement, as amended by the Third Amendment, are summarized below.

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Description of the Rights Agreement

A summary of the terms of the Rights Agreement, as amended by the Third Amendment, follows. This description is only a summary, and is not complete, and should be read together with the full text of the Rights Agreement, as amended by the Third Amendment, which is included as Annex B to this proxy statement. The following description is qualified in its entirety by reference thereto.

General. Under the Rights Agreement, from and after the record date of September 27, 2011, each share of Common Stock carries with it one preferred share purchase right (a “Right”), until the Distribution Date (as defined below) or earlier expiration of the Rights, as described below. In general terms, the Rights will impose a significant penalty upon any person that, together with all Affiliates and Associates (each as defined in the Rights Agreement), acquires 4.9% or more of the outstanding Common Stock after September 15, 2011. Shareholders who owned 4.9% or more of the outstanding Common Stock as of the close of business on September 15, 2011, will not trigger the Rights so long as they do not fall under 4.9% ownership of Common Stock and then re-acquire shares that in the aggregate equal 4.9% or more of the Common Stock. A person will not trigger the Rights solely as a result of any transaction that the Board determines, in its sole discretion, is an exempt transaction for purposes of triggering the Rights. Massachusetts Mutual Life Insurance Company (“Mass Mutual”) and its Affiliates and Associates will be exempt for the purposes of the Rights Agreement, unless and until Mass Mutual (or any Affiliates of Mass Mutual) acquires any Common Stock other than pursuant to any transfers of Common Stock or other Company equity interests between Mass Mutual and its Affiliates.

The Board may, in its sole discretion prior to the Distribution Date, exempt any person or group for purposes of the Rights Agreement if it determines the acquisition by such person or group will not jeopardize the tax benefits or is otherwise in the Company’s best interests. Any person that acquires shares of Common Stock in violation of these limitations is known as an “Acquiring Person” under the Rights Agreement.

The Rights. From the record date of September 27, 2011, until the Distribution Date or earlier expiration of the Rights, the Rights will trade with, and will be inseparable from, the Common Stock. New Rights will also accompany any new shares of Common Stock that the Company issues, until the Distribution Date or earlier expiration of the Rights.

Exercise Price. Each Right will allow its holder to purchase from the Company one ten-thousandth of a share of Series F Stock (“Preferred Share”) for $2.33, subject to adjustment (the “Exercise Price”), once the Rights become exercisable. This portion of a Preferred Share will give the shareholder approximately the same dividend, voting, and liquidation rights as would one share of Common Stock. Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights.

Exercisability. The Rights will not be exercisable until 15 business days after the public announcement by the Company, or by an Acquiring Person that provides actual notice to the Company that it has become an Acquiring Person, unless the Rights Agreement is theretofore terminated or the Rights are theretofore redeemed (as described below).

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The date when the Rights become exercisable is referred to as the “Distribution Date.” Until that date or earlier expiration of the Rights, the Common Stock certificates will also evidence the Rights, and any transfer of shares of Common Stock will constitute a transfer of Rights. After that date, the Rights will separate from the Common Stock and be evidenced by book-entry credits or by Rights certificates that the Company will mail to all eligible holders of Common Stock. Any Rights held by an Acquiring Person, or any Affiliates or Associates of the Acquiring Person, are void and may not be exercised.

Consequences of a Person or Group Becoming an Acquiring Person. If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person, or any Affiliates or Associates of the Acquiring Person, may, upon payment of the Exercise Price, purchase shares of Common Stock with a market value of twice the Exercise Price, based on the ‘current per share market price’ of the Common Stock (as defined in the Rights Agreement) on the date of the acquisition that resulted in such person or group becoming an Acquiring Person.

Exchange. After a person or group becomes an Acquiring Person, the Board may extinguish the Rights by exchanging one share of Common Stock or an equivalent security for each Right, other than Rights held by the Acquiring Person or any Affiliates or Associates of the Acquiring Person.

Preferred Share Provisions. Each one ten-thousandth of a Preferred Share, if issued:

•	will not be redeemable.
•	will entitle holders to dividends equal to the dividends, if any, paid on one share of Common Stock.
•	will entitle holders upon liquidation either to receive $1.00 per share or an amount equal to the payment made on one share of Common Stock, whichever is greater.
•	will vote together with the Common Stock as one class on all matters submitted to a vote of shareholders of the Company and will have the same voting power as one share of Common Stock, except as otherwise provided by law.
•	will entitle holders to a per share payment equal to the payment made on one share of Common Stock, if shares of Common Stock are exchanged via merger, consolidation, or a similar transaction.

The value of one ten-thousandth interest in a Preferred Share is expected to approximate the value of one share of Common Stock.

Expiration. The Rights will expire on the earliest of (i) the earlier of (A) 5:00 p.m., New York City time, on the date that the votes of the shareholders of the Company with respect to the Annual Meeting are certified, unless the continuation of the Rights Agreement is approved by the affirmative vote of the majority of the votes cast at the Annual Meeting, or (B) 5:00 p.m., New York City time, on July 20, 2021, (ii) the time at which the Rights are redeemed, (iii) the time at which the Rights are exchanged, (iv) the time at which the Board determines that the Company’s NOLs are utilized in all material respects or that an ownership change under Section 382 of the Code would not adversely impact in any material respect the time period in which the Company could use the NOLs, or materially impair the amount of the NOLs that could be used by the Company in any particular time period, for applicable tax purposes or (v) a determination by the Board, prior to the Distribution Date, that the Rights Agreement and the Rights are no longer in the best interests of the Company and its shareholders.

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Redemption. The Board may redeem the Rights for $0.0001 per Right at any time before the Distribution Date. If the Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $0.0001 per Right. The redemption price will be adjusted if the Company has a stock split or stock dividends of the Common Stock.

Anti-Dilution Provisions. The Board may adjust the Exercise Price, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, or a reclassification of the Preferred Shares or Common Stock.

Amendments. The terms of the Rights Agreement may be amended by the Board without the consent of the holders of the Rights. After the Distribution Date, the Board may not amend the Rights Agreement in a way that adversely affects holders of the Rights (other than an Acquiring Person, or an Affiliate or Associate of an Acquiring Person).

Certain Considerations Related to the Rights Agreement

Our Board believes that attempting to protect the tax benefits of our NOLs as described above is in our and our shareholders’ best interests. However, we cannot eliminate the possibility that an ownership change will occur even if the continuation of the Rights Agreement is approved. Please consider the items discussed below in voting on this Proposal 3.

The Internal Revenue Service (“IRS”) could challenge the amount of our NOLs or claim we experienced an ownership change, which could reduce the amount of our NOLs that we can use or eliminate our ability to use them altogether.

The IRS has not audited or otherwise validated the amount of our NOLs. The IRS could challenge the amount of our NOLs, which could limit our ability to use our NOLs to reduce our future taxable income. In addition, the complexity of Section 382’s provisions and the limited knowledge any public company has about the ownership of its publicly traded stock make it difficult to determine whether an ownership change has occurred. Therefore, we cannot assure you that the IRS will not claim that we experienced an ownership change and attempt to reduce or eliminate the benefit of our NOLs even if the Rights Agreement, as amended by the Third Amendment, is in place.

There is a continued risk of an ownership change even if the Rights Agreement is in place.

Although the Rights Agreement is intended to reduce the likelihood of an ownership change, we cannot assure you that it would prevent all transfers of our Common Stock that could result in such an ownership change.

The Rights Agreement may have an anti-takeover impact.

Our Board approved the Rights Agreement, as amended by the Third Amendment, to protect the significant potential long-term tax benefits presented by our NOLs. The Rights Agreement is not intended to prevent a takeover of the Company. However, the Rights Agreement could be deemed to have a potential anti-takeover effect because an Acquiring Person may be diluted upon the occurrence of a triggering event. Accordingly, the overall effects of the Rights Agreement, if its continuation is approved by our shareholders, may be to render more difficult, or discourage, a merger, tender offer, proxy contest or assumption of control by a substantial holder of our securities.

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The Rights Agreement may have an impact on value.

If the continuation of the Rights Agreement is approved, the Board intends to re-affirm the terms of the Rights Agreement to the public generally. Because certain buyers, including persons who wish to acquire more than 4.9% of our Common Stock and certain institutional holders who object to holding our Common Stock subject to the terms of the Rights Agreement, may choose not to purchase our Common Stock, the Rights Agreement could depress the value of our Common Stock in an amount that could more than offset any value preserved from protecting our NOLs.

Vote Required

The approval of the continuation of the Rights Agreement requires the affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” the APPROVAL of the CONTINUATION OF THE RIGHTS AGREEMENT.

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PROPOSAL 4 – APPROVAL OF AMENDMENT TO 2015 INCENTIVE STOCK PLAN

The Board has adopted, and is seeking shareholder approval of, an amendment to the 2015 Plan to increase the number of shares of Common Stock that are available for issuance thereunder from 5,397,974 to 12,000,000 (the “Plan Amendment”). The Board and our shareholders originally approved the 2015 Plan on April 1, 2015 and July 21, 2015, respectively.

As of [●], 2018, [●] of the shares authorized for issuance under the 2015 Plan remained available for future grants or awards. Consistent with the terms of the 2015 Plan, this includes shares subject to awards made under the Company’s Amended and Restated 2004 Incentive Stock Plan that expired or terminated for any reason. The Board believes that an adequate reserve of shares available for issuance under the 2015 Plan is necessary to enable us to attract, motivate, and retain key employees and directors, as well as third-party advisors and consultants we use, through the use of competitive incentives that are tied to shareholder value. For this purpose, subject to the approval of shareholders, the Board adopted the amendment to the Plan Amendment on [●], 2018 to increase the number of shares of Common Stock that are authorized and reserved for issuance under the 2015 Plan to 12 million.

Other than the amendment to the 2015 Plan to increase the number of shares of Common Stock that the Company may issue under the 2015 Plan, there are no other changes to the 2015 Plan being proposed. If shareholders do not approve the Plan Amendment, the Plan will remain in place in accordance with its current terms.

Description of the 2015 Plan

The following is a summary of the material terms of the 2015 Plan, as amended by the proposed Plan Amendment. This description is only a summary, and is not complete, and should be read together with the full text of the Form of Amended 2015 Incentive Stock Plan, which is included as Annex C to this proxy statement. The following description is qualified in its entirety by reference thereto.

Term. The 2015 Plan shall terminate 10 years after its approval and adoption by the Board and no award shall be granted under the 2015 Plan after the expiration of its term. Awards outstanding at the termination of the 2015 Plan shall continue in accordance with their terms and shall not be affected by the 2015 Plan’s termination.

Purpose. The purpose of the 2015 Plan is to provide the Company with a means to assist in recruiting, retaining and rewarding certain employees, non-employee directors, consultants and independent contractors and to motivate such individuals to exert their best efforts on behalf of the Company by providing incentives through the granting of awards. By granting awards to such individuals, the Company expects that the interests of the recipients will be better aligned with those of the Company and its shareholders.

Awards. The following awards (the “Awards”) may be granted under the 2015 Plan: nonqualified stock options, incentive stock options, restricted stock, restricted stock units and cash awards, or any combination of the foregoing.

Administration. The 2015 Plan is administered by the Compensation Committee, which shall be appointed by the Board. Subject to the terms of the 2015 Plan, the Compensation Committee Charter and applicable law, the Compensation Committee has the authority to construe and interpret the 2015 Plan and apply its provisions, to promulgate, amend and rescind rules and regulations relating to the administration of the 2015 Plan. The Compensation Committee has authority to select the participants to whom Awards are granted. It also determines when Awards are to be granted under the 2015 Plan, the applicable grant date, the number of shares of Common Stock subject to each Award and the terms and conditions of each Award granted under the 2015 Plan.

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Eligible Persons. Officers and employees of the Company or its subsidiaries, consultants and independent contractors of the Company or its subsidiaries, as well as non-employee directors of the Company are eligible to be granted Awards under the 2015 Plan. The participants under the 2015 Plan are selected from time to time by the Compensation Committee, in its sole discretion, from among the eligible employees and consultants and independent contractors recommended by the senior management of the Company. The Company estimates the number of eligible persons to be approximately 20.

Shares Subject to the 2015 Plan. Subject to anti-dilution provisions for stock splits, stock dividends and similar events described below, the 2015 Plan makes available and reserves 12,000,000 shares of Common Stock for Awards under the 2015 Plan. Additionally, if any Award (or any Award of stock options, restricted stock or performance shares under the Company’s 2004 Incentive Stock Plan (the “2004 Plan”) granted prior to the effective date of the 2015 Plan) shall expire or terminate for any reason, the shares subject to the Award shall again be available for the purposes of the 2015 Plan.

The 2015 Plan also provides for the following sublimits: (i) the maximum number of shares of stock subject to Awards which may be granted during a calendar year to a participant shall be 2,500,000 (any cancelled Awards shall continue to be counted toward such limitation); (ii) the maximum number of shares of stock subject to Awards which may be granted to non-employee directors shall be 2,500,000 in the aggregate over the term of the 2015 Plan; (iii) the maximum amount of any cash-based award which may granted during a calendar year is $1,000,000; and (iv) the maximum aggregate fair market value of the stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year shall not exceed $100,000.

Options. The 2015 Plan provides for Awards of incentive stock options and non-qualified stock options (each an “Option”). Upon the grant of an Option, the Compensation Committee will specify the option price, the maximum duration of the option, the number of shares of Common Stock to which the option pertains, the conditions upon which an option shall become vested and exercisable, and such other provisions as the Compensation Committee shall determine which are not inconsistent with the terms of the Plan. The purchase price of the stock under each Option shall not be less than 100% of the fair market value of the stock on the date such Option is granted. Options must terminate no more than 10 years from the date granted.

Restricted Stock. The 2015 Plan provides for Awards of restricted stock (“Restricted Stock”), which are shares of Common Stock issued with the restriction that the holder may not sell, transfer, pledge or assign such share until the satisfaction or lapse of vesting restrictions established by the Compensation Committee. Upon the grant of Restricted Stock, the Compensation Committee will specify the terms thereof, which may include, but are not limited to, the requirement that the participant pay a purchase price for the Award, the provision of services for the Company (or an affiliate) over a specified period of time, employment on a specified date, the achievement of performance goals established under the 2015 Plan or applicable securities laws restrictions. Subject to the restrictions set forth in the Award agreement, during any period during which an Award of Restricted Stock is restricted and subject to substantial risk of forfeiture, participants holding such Restricted Stock may exercise full voting rights with respect to such shares while they are restricted.

Restricted Stock Units. The 2015 Plan also provides for Awards of restricted stock units (“RSUs”), which are bookkeeping entries representing an amount equal to the fair market value of one share of Common Stock, which amount may be paid to the participant in shares or cash as determined by the Compensation Committee, in its sole discretion, upon the satisfaction of vesting restrictions established by the Compensation Committee, in its sole discretion. Upon the grant of RSUs, the Compensation Committee will specify the terms thereof, which may include, but are not limited to, the provision of services for the Company (or an affiliate) over a specified period of time, employment on a specified date, the achievement of performance goals established under the 2015 Plan or applicable securities laws restrictions.

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Cash Based Awards. Cash-based awards (“Cash-Based Awards”) may also be granted under the 2015 Plan by the Compensation Committee to participants other than non-employee directors. A Cash-Based Award shall be subject to terms and conditions as may be determined by the Compensation Committee and shall be subject to the satisfaction of such requirements as may be established by the Compensation Committee and set forth in the Award agreement. Such requirements may include the provision of services for the Company (or an affiliate) over a specified period of time, employment on a specified date, or the achievement of performance goals established under the 2015 Plan. Cash-Based Awards granted under the 2015 Plan shall be payable in cash no later than March 15 of the year following the year in which the Cash-Based Award is no longer subject to a substantial risk of forfeiture.

Effect of Change of Control. The 2015 Plan includes “double trigger” change of control provisions, pursuant to which the vesting and exercisability of Awards may be accelerated in the event of a “Change of Control” (as defined under the 2015 Plan), under certain circumstances.

Amendment and Termination of the 2015 Plan. The Board may at any time terminate the 2015 Plan, or make such modifications to the 2015 Plan as it shall deem advisable; provided, however, that the Board may not, without further approval by the shareholders of the Company, increase the maximum number of shares as to which Awards may be granted under the 2015 Plan (except under the anti-dilution provisions described above) or change the class of employees to whom incentive stock options may be granted, or withdraw the authority to administer the 2015 Plan from the Compensation Committee. No termination of or amendment to the 2015 Plan may, without the consent of the participant to whom any Award shall theretofore have been granted, adversely affect the rights of such participant under such Award.

Federal Income Tax Consequences

Non-Qualified Options. A participant will not recognize income upon the grant of a non-qualified option or at any time prior to the exercise of the option or a portion thereof. At the time the participant exercises a non-qualified option or portion thereof, generally he or she will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of stock on the date the option is exercised over the exercise price paid for stock, and the Company will then be entitled to a corresponding deduction at the same time as, and in an amount equal to, the income realized by the participant.

Depending upon the period shares of stock are held after exercise, the sale or other taxable disposition of shares acquired through the exercise of a non-qualified option generally will result in a short- or long-term capital gain or loss equal to the difference between the amount realized on such disposition and the fair market value of such shares when the non-qualified option was exercised.

Incentive Stock Options. A participant who exercises an incentive stock option will not be taxed at the time he or she exercises the option or a portion thereof. Instead, he or she will be taxed at the time he or she sells stock purchased pursuant to the incentive stock option. The participant will be taxed on the difference between the exercise price he or she paid for the stock and the amount for which he or she sells the stock. If the participant does not sell the stock prior to two years from the date of grant of the option and one year from the date the stock is transferred to him or her, the participant will be entitled to capital gain or loss treatment based upon the difference between the amount realized on the disposition and the aggregate exercise price and the Company will not get a corresponding deduction. If the participant sells the stock at a gain prior to that time, the excess of the lesser of the fair market value on the date of exercise or the amount for which the stock is sold over the exercise price the recipient paid for the stock will be taxed as ordinary income and the Company will be entitled to a corresponding deduction; if the stock is sold for an amount in excess of the fair market value on the date of exercise, the excess amount is taxed as capital gain. If the recipient sells the stock for less than the exercise price he or she paid for the stock prior to the one or two year periods indicated, no amount will be taxed as ordinary income and the loss will be taxed as a capital loss.

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Exercise of an incentive option may subject a recipient to, or increase a recipient’s liability for, the alternative minimum tax.

Restricted Stock. A participant will not be taxed upon the grant of a Restricted Stock Award. However, when the shares of stock that are subject to the Restricted Stock Award are transferable by the participant or are no longer subject to a “substantial risk of forfeiture,” as defined in the Code, the participant will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the stock subject to the Award, less any amount paid for such stock, and the Company will then be entitled to a corresponding deduction. However, if a participant so elects at the time of receipt of a Restricted Stock Award, he or she may include the fair market value of the stock subject to the stock Award, less any amount paid for such stock, in income at that time and the Company also will be entitled to a corresponding deduction at that time.

Restricted Stock Units. A participant will not recognize income upon the grant of RSUs. Generally, at the time a participant receives payment under any such Award, he or she will recognize compensation taxable as ordinary income in an amount equal to the cash or the fair market value of stock received, and the Company will then be entitled to a corresponding deduction at the same time as, and in an amount equal to, the income realized by the participant.

Section 162(m) of the Code. The Tax Reform and Jobs Act of 2017 (“Tax Act”) generally eliminated the ability to deduct compensation qualifying for the “performance-based compensation” exception under Section 162(m) of the Code for tax years commencing after December 31, 2017. Section 162(m) of the Code imposes a $1 million limit on the amount that a public company may deduct for compensation paid to anyone who has ever been the Company’s chief executive officer, chief financial officer or one of the three highest compensated officers in any fiscal year beginning after December 31, 2016 (i.e., a “covered employee”). For 2017 and prior taxable years, an exception to this deduction limit applied to “performance-based compensation,” such as stock options and other equity awards that satisfied certain criteria. Under the Tax Act, the performance-based pay exception to Section 162(m) was eliminated, but a transition rule may allow the exception to continue to apply to certain performance-based compensation payable under written binding contracts that were in effect on November 2, 2017. The Plan Amendment is not intended to affect the grandfathered status of Awards previously granted under the 2015 Plan that were intended to qualify as “performance-based compensation” under Section 162(m).

Existing Awards under the Plan

As of [●], 2018, we have awarded [●] shares of Common Stock and options to purchase an aggregate of [●] shares of Common Stock under the 2015 Plan that remained outstanding, including [●] shares of Common Stock and options to purchase an aggregate of [●] shares of Common Stock we awarded to our executive officers and directors.

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Vote Required

The affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting is required to approve the amendment to the 2015 Incentive Stock Plan to increase the number of shares of Common Stock authorized and reserved for issuance thereunder to 12 million.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” the APPROVAL OF THE AMENDMENT TO THE 2015 INCENTIVE STOCK PLAN.

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PROPOSAL 5 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Boulay PLLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018. Although this appointment does not require ratification, the Board has directed that the appointment of Boulay PLLP be submitted to shareholders for ratification due to the significance of the appointment. If shareholders do not ratify the appointment of Boulay PLLP, the Audit Committee will consider the appointment of another independent registered public accounting firm.

Boulay PLLP served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2017 and 2016. A representative of Boulay PLLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions.

Audit and Non-Audit Fees

The following table presents aggregate fees billed for professional services rendered by Boulay PLLP for fiscal years 2017 and 2016. There were no other professional services rendered or fees billed by Boulay PLLP for fiscal years 2017 and 2016.

	For the Fiscal Year Ended December 31,
	2017	2016
Audit fees (1)	$144,977	$74,381
Audit-related fees (2)	—	75,632
Tax fees	35,883	—
All other fees (3)	20,311	—
Total	$201,171	$150,013

(1)	These fees include the annual audit and quarterly reviews of our consolidated financial statements, assistance with and review of documents filed with the SEC and an audit of the opening balance sheet of HCS.
(2)	These fees are related to due diligence for our acquisition of HCS completed in 2017 and the Company’s bankruptcy filings beginning in 2016.
(3)	These fees are related to the audit of the Company’s 401(k) plan.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy with respect to the pre-approval of all audit and non-audit services provided by our independent registered public accounting firm. All fees paid to our independent registered public accounting firm for fiscal years 2017 and 2016 were pre-approved in accordance with these policies. Generally, the policy requires that the Audit Committee annually approve fees exceeding $50,000 for audit services, audit-related and tax services. Fees expected to exceed $10,000 for all other services must be approved prior to engagement for those services.

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Vote Required

The affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting is required to ratify the appointment of Boulay PLLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” the RATIFICATION OF THE APPOINTMENT OF BOULAY PLLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018.

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PROPOSAL 6 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 provides that our shareholders have the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our Named Executive Officers (as defined herein) as disclosed in this proxy statement in accordance with SEC rules.

We are asking shareholders to indicate their support for the compensation of our Named Executive Officers, who are named in the “Summary Compensation Table” included in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to express their views on the compensation of our Named Executive Officers. Accordingly, we will ask shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2018 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Summary Compensation Table and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. The Board and the Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Vote Required

The adoption of the advisory resolution to approve the compensation of the Named Executive Officers requires the affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” the adoption of the resolution approving the compensation of the Company’s named executive officers.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth sets forth certain information with respect to beneficial ownership of our Common Stock as of [●], 2018 by: (i) each person, or group of affiliated persons, known to us to beneficially own more than 5% of our outstanding Common Stock, (ii) each of our directors and Named Executive Officers, and (iii) all of our current directors and executive officers as a group. The amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. The information relating to 5% beneficial owners is based on information we received from such holders. Except as otherwise set forth below, the address of the persons listed below is c/o Novation Companies, Inc., 500 Grand Boulevard, Suite 201B, Kansas City, Missouri 64106.

	Beneficial Ownership of Common Stock
Name of Beneficial Owner	Shares	Percent of Class (1)
Named Executive Officers and Directors
Howard M. Amster (2)	4,267,331	4.5%
Howard Timothy Eriksen	—	—
Barry A. Igdaloff (3)	8,473,709	8.9%
Lee D. Keddie	—	—
David W. Pointer	—	—
Carolyn K. Campbell (4)	150,000	*
Richard M. Rector (5)	1,000,000	1.0%
Jeffrey E. Eberwein (6)	1,282,368	1.3%
Rodney E. Schwatken (7)	461,543	*
All current directors and executive officers as a group (7 persons) (8)	13,891,040	14.5%

5% Beneficial Owners
Massachusetts Mutual Life Insurance Company (9)	19,258,775	20.1%

*	Less than 1%
(1)

Based on 95,607,321 shares of common stock outstanding as of [●], 2018. Shares of common stock issuable upon exercise of options, warrants or other rights or the conversion of other convertible securities beneficially owned that are exercisable or convertible within 60 days are deemed outstanding for the purpose of computing the percentage ownership of the person holding such securities and rights and all directors and executive officers as a group.

(2)	Consists of 3,248,558 shares of common stock, 208,333 shares of unvested restricted stock and 36,168 shares of common stock issuable upon exercise of options held directly; and 774,272 shares of common stock held in two trusts of which Mr. Amster is the trustee.
(3)	Consists of 4,702,497 shares of common stock, 565,476 shares of unvested restricted stock and 36,168 shares of common stock issuable upon exercise of options held directly; and 3,169,568 shares of common stock controlled by Mr. Igdaloff as a registered investment advisor.
(4)	Consists of 150,000 shares of unvested restricted stock.
(5)	Consists of 400,000 shares of common stock and 600,000 shares of unvested restricted stock.
(6)	Consists of 1,274,339 shares of common stock held directly and 8,029 shares of common stock held by Lone Star Value Investors GP, LLC. Mr. Eberwein, as the manager of Lone Star Value Investors GP, LLC, may be deemed the beneficial owner of the securities owned by Lone Star Value Investors GP, LLC. Mr. Eberwein expressly disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.
(7)	Consists of 401,276 shares of common stock held directly and 60,267 shares of stock owned by the Rodney E. Schwatken Trust.
(8)	Consists of 12,294,895 shares of common stock, 1,523,809 shares of unvested restricted stock and 72,336 shares of common stock issuable upon exercise of options. Excludes shares beneficially owned by Messrs. Eberwein, Gillman, Pearse and Schwatken, who are no longer executive officers or directors of the Company.
(9)	Based on a Form 3 filed on December 14, 2011, Mass Mutual may be deemed to own beneficially and indirectly 19,258,775 shares of common stock held in one or more advisory accounts and private investment funds. Babson Capital Management LLC acts as investment adviser to these advisory accounts and private investment funds, and in such capacities may also be deemed to be the beneficial owner of such shares. The address of Mass Mutual is 1295 State Street, Springfield, MA 01111.

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CORPORATE GOVERNANCE AND RELATED MATTERS

Director Independence

The Board has determined that all of our non-executive directors are independent within the meaning of SEC and NASDAQ rules. The Board has also determined that all directors serving on the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are independent within the meaning of SEC and NASDAQ rules. Although the Company’s securities are not listed on NASDAQ, the Company uses the independence standards provided in NASDAQ rules in determining whether or not our directors are independent.

Board Leadership Structure

The Board is led by Mr. Pointer, the Company’s Chief Executive Officer and Chairman of the Board, and by Mr. Igdaloff, who serves as the Company’s Lead Independent Director having such responsibilities set forth in the Company’s Corporate Governance Guidelines. The Board has determined that this leadership structure is in the best interests of the Company’s shareholders at this time.

Board and Committee Meetings

During 2017, there were 4 meetings of the Board, 2 meetings of the Audit Committee, 2 meetings of the Compensation Committee and no meetings of the Nominating and Corporate Governance Committee, in addition to actions taken by unanimous written consent. Each director participated in at least 75% of the meetings of the Board and the committees on which he served during the periods for which he has been a director or committee member. We have no written policy regarding director attendance at our annual meetings of shareholders. The Company did not hold an annual meeting of shareholders in 2017.

Board Committees

The Board has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The Board has determined that all directors serving on the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are independent with the meaning of SEC and NASDAQ rules. Descriptions of the responsibilities of such committees are provided below. These descriptions are qualified in their entirety by the full text of the written committee charters that may be found at the Investor Relations section of our website (under “Committees”) at www.novationcompanies.com/investors.

Audit Committee. The responsibilities of the Audit Committee are set forth in its charter and include assisting the Board in fulfilling its oversight responsibility relating to: (i) the integrity of the Company’s consolidated financial statements and financial reporting process and its system of internal accounting and financial controls; (ii) the performance of the internal audit function; (iii) the performance of the independent auditors, which would include an evaluation of the independent auditor’s qualifications and independence; (iv) the Company’s compliance with legal and regulatory requirements, including disclosure controls and procedures; and (v) the preparation of an Audit Committee report to be included in the Company’s annual proxy statement. The Audit Committee consists of Howard M. Amster, Howard Timothy Eriksen, and Barry A. Igdaloff, with Mr. Igdaloff serving as the chairman. The Board has determined that Messrs. Igdaloff and Eriksen qualify as “audit committee financial experts” under SEC rules and that each Audit Committee member has sufficient knowledge in reading and understanding the Company’s consolidated financial statements to serve on the Audit Committee.

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Nominating and Corporate Governance Committee. The responsibilities of the Nominating and Corporate Governance Committee are set forth in its charter and include the following: (i) identify individuals qualified to become Board members consistent with the criteria established by the Board; (ii) recommend to the Board the director nominees for the next annual meeting of shareholders; (iii) lead the Board in the annual review of the Board’s performance and the review of management’s performance; and (iv) shape the corporate governance policies and practices including developing a set of corporate governance principles applicable to the Company and recommending them to the Board.  The Nominating and Corporate Governance Committee consists of Howard M. Amster, Barry A. Igdaloff and Lee D. Keddie, with Mr. Keddie serving as the chairman.

Compensation Committee. The responsibilities of the Compensation Committee are set forth in its charter and include the following: (i) review and approve the goals, objectives and compensation structure for our Chief Executive Officer, Chief Financial Officer and senior management; (ii) review, approve and recommend to the Board any new incentive-compensation and equity-based plans that are subject to Board approval; and (iii) approve any required disclosure on executive officer compensation for inclusion in the Company’s annual proxy statement and Annual Report on Form 10-K. The Compensation Committee consists of Howard M. Amster, Barry A. Igdaloff and Lee D. Keddie , with Mr. Igdaloff serving as the chairman.

Compensation Committee Process and Advisors

The Compensation Committee is responsible for discharging the responsibilities of the Board with respect to the compensation of our executive officers. The Compensation Committee recommends overall compensation of our executive officers to the Board. The Board approves all compensation of our executive officers. The Compensation Committee may form and delegate authority to subcommittees, comprised of one or more members of the Compensation Committee, as necessary or appropriate, and each such subcommittee shall have the full power and authority of the Compensation Committee.

The charter of the Compensation Committee permits the Compensation Committee to engage outside consultants. In 2017, the Compensation Committee did not retain a compensation consultant.

Corporate Governance Documents

The Company’s Corporate Governance Guidelines, Code of Conduct, and the charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available at the Investor Relations section of our website at www.novationcompanies.com/investors. The Company will also provide copies of these documents free of charge to any shareholder who sends a written request to: Novation Companies, Inc., Investor Relations, 500 Grand Boulevard, Suite 201B, Kansas City, MO 64106.

Code of Ethics

The Company has adopted a Code of Conduct that applies to our directors, principal executive officer, principal financial officer, principal accounting officer, and other employees. The Code of Conduct is available at the Investor Relations section of our website (under “Corporate Governance”) at www.novationcompanies.com/investors. We intend to satisfy the disclosure requirements regarding any amendment to, or waiver from, a provision of our Code of Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions by disclosing such matters on our website within four business days.

26

Our investor relations contact information follows:

Investor Relations
500 Grand Boulevard, Suite 201B
Kansas City, Missouri 64106
816.237.7000
Email: ir@novationcompanies.com

Shareholder Communications with the Board

Shareholders may communicate directly with any member of the Board or any individual chairman of a Board committee by writing directly to those individuals at the following address: Novation Companies, Inc., 500 Grand Boulevard, Suite 201B, Kansas City, MO 64106. Communications that are intended for the non-management, independent directors generally should be marked to the attention of the chairman of the Nominating and Corporate Governance Committee. The Company’s general policy is to forward, and not to intentionally screen, any substantive mail received at the Company’s corporate office that is sent directly to a director; however, (i) routine advertisements and business solicitations and (ii) communications deemed to be a security risk or principally for harassment purposes, may not be forwarded in the discretion of the Corporate Secretary, provided that in the latter case the Chairman of the Board is notified thereof.

Risk Oversight

The Board oversees an enterprise-wide approach to risk management, designed to support the achievement of Company objectives, improve long-term Company performance and create shareholder value. A fundamental part of risk management is understanding the risks the Company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the full Board in setting the Company’s business strategy and objectives is integral to the Board’s assessment of the Company’s risk and also a determination of what constitutes an appropriate level of risk for the Company. The full Board conducts an annual risk assessment of the Company’s financial risk, legal/compliance risk and operational/strategic risk and addresses individual risk issues throughout the year as necessary.

While the Board has the ultimate oversight responsibility for the risk management process, the Board delegates responsibility for certain aspects of risk management to the Audit Committee. Per its charter, the Audit Committee focuses on key financial risks and related controls and processes and discusses with management the Company’s major financial reporting exposures and the steps management has taken to monitor and control such exposures.

The Board believes its leadership structure enhances overall risk oversight. While the Board requires risk assessments from management, the combination of Board member experience, diversity of perspectives, continuing education and independence of governance processes provide an effective basis for testing, overseeing and supplementing management assessments.

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Identifying and Evaluating Nominees for Directors

The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current members of the Board, professional search firms, shareholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year. Shareholder nominations should be addressed to: Novation Companies, Inc., 500 Grand Boulevard, Suite 201B, Kansas City, MO 64106, attention Corporate Secretary. The Nominating and Corporate Governance Committee will consider properly submitted shareholder nominations for candidates for the Board, following verification of the shareholder status of persons proposing candidates. If any materials are provided by a shareholder in connection with the nominating of a director candidate, such material will be forwarded to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will also review materials provided by professional search firms or other parties.

The Nominating and Corporate Governance Committee considers candidates for the Board based upon several criteria set forth in the Company’s Corporate Governance Guidelines, including their broad-based business and professional skills and experience, education, accounting and financial expertise, age, reputation, civic and community relationships, concern for the long-term interest of shareholders, personal integrity and judgment, knowledge and experience in the Company’s industry (such as operations, finance, accounting and marketing experience and education) and diversity. The Nominating and Corporate Governance Committee considers diversity in the broadest sense, thus including factors such as age, gender, race, ethnicity and geographic location, as well as a variety of experience and educational backgrounds when seeking nominees to the Board. The Nominating and Corporate Governance Committee does not have a formal diversity policy in place.

The Nominating and Corporate Governance Committee does not assign specific weights to the criteria and no particular criterion is necessarily applicable to all prospective nominees. When evaluating nominees, the composition of the entire Board is also taken into account, including the need for a majority of independent directors. In addition, the assessment of a candidate includes consideration of the number of public boards on which he or she serves because of the time requirements for duties and responsibilities associated with serving on the Board. The Nominating and Corporate Governance Committee believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. The Nominating and Corporate Governance Committee assesses the effectiveness of the Corporate Governance Guidelines, including with respect to director nominations and qualifications and achievement of having directors with a broad range of experience and backgrounds, through completion of the annual self-evaluation process.

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Director Compensation

The following table presents a summary of the compensation earned by each director who served on the Board during the fiscal year ended December 31, 2017, other than our former Executive Chairman Mr. Eberwein, whose compensation is described in the Executive Compensation section below:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
Howard M. Amster	8,921	25,000	33,921
Barry A. Igdaloff	21,411	25,000	46,411
Charles M. Gillman	8,921	25,000	33,921
Robert G. Pearse	11,598	25,000	36,598

(1)	Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.

On August 23, 2017, the Board approved base compensation for each of the Company’s non-employee directors, Barry A. Igdaloff, Howard M. Amster, Charles M. Gillman and Robert G. Pearse, in an amount of $50,000 per annum, including (i) $25,000 in restricted stock awards, vesting on the first anniversary of the grant date, and (ii) $25,000 in cash, payable on a quarterly basis. The Board approved additional compensation for the chairmen of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee and the Lead Independent Director in the amounts of $10,000, $7,500, $5,000 and $20,000, respectively, in cash, payable on a quarterly basis. In order to satisfy the foregoing compensation, on the same date, the Compensation Committee granted to each of the non-employee directors a $25,000 restricted stock award, vesting on the first anniversary of the grant date, pursuant to the terms and conditions of the 2015 Incentive Stock Plan and each director’s respective award agreement, as a component of such director’s base compensation.

On December 12, 2017, the Compensation Committee approved one-time additional compensation of $25,000 in cash and 357,143 shares of restricted stock for Mr. Igdaloff in recognition of his considerable time and effort in connection with the Company’s successful emergence from bankruptcy. These restricted stock awards vest one year from the grant date.

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AUDIT COMMITTEE REPORT

The Audit Committee engages the independent registered public accounting firm, reviews with such firm the plans and results of any audits, reviews other professional services provided by such firm, reviews the independence of such firm, considers the range of audit and non-audit fees and reviews with management its evaluation of the Company’s internal control structure.

The Audit Committee has reviewed and discussed the Company’s consolidated financial statements for fiscal year 2017 with management and Boulay PLLP, the Company’s independent registered public accounting firm. In its discussion, management has represented to the Audit Committee that the Company’s consolidated financial statements for fiscal year 2017 were prepared in accordance with U.S. generally accepted accounting principles. In addition, the Audit Committee has discussed with Boulay PLLP the matters required to be discussed in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) by Auditing Standard No. 16, Communications with Audit Committees.

The Audit Committee has received from the independent registered public accounting firm written disclosures and a letter from such firm required by applicable requirements of the PCAOB regarding such firm’s communications with the Audit Committee concerning independence, and has discussed with such firm its independence.

Based on these reviews and discussions, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the SEC.

Audit Committee

Barry A. Igdaloff (Chairman)
Howard M. Amster
Howard Timothy Eriksen

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EXECUTIVE COMPENSATION

Our named executive officers for 2017 (collectively, our “Named Executive Officers”) were as follows:

Name	Title
Carolyn K. Campbell	Chief Financial Officer
Richard M. Rector	President, Healthcare Staffing, Inc.
Jeffrey E. Eberwein	Former Executive Chairman (1)
Rodney E. Schwatken	Former Chief Executive Officer and Chief Financial Officer (2)

(1)	Mr. Eberwein resigned from his position as our Executive Chairman effective March 27, 2018.
(2)	Mr. Schwatken resigned from his positions with the Company effective October 1, 2017.

Summary Compensation Table

The following table sets forth the compensation of our Named Executive Officers for the periods indicated.

Name and Principal	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	All Other Compensation ($)	Total ($)
Carolyn K. Campbell (2)	2017	43,934	—	15,750	—	59,684
Chief Financial Officer
Richard M. Rector (3)	2017	101,923	35,000	97,000	6,720	240,643
President, Healthcare Staffing, Inc.
Jeffrey E. Eberwein (4)	2017	41,369	25,000	75,000	—	141,369
Former Executive Chairman
Rodney E. Schwatken (5)	2017	289,904	—	42,400	—	332,304
Former Chief Executive Officer and Chief Financial Officer	2016	300,000	—	—	—	300,000

(1)	Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.
(2)	Ms. Campbell was appointed Chief Financial Officer on August 14, 2017.
(3)	Compensation for Mr. Rector is presented beginning on July 27, 2017, the date of our acquisition of HCS. Other compensation includes a payment to Mr. Rector for his buyout of accrued paid time off pursuant to the HCS paid time off policy.
(4)	Mr. Eberwein resigned from his position as our Executive Chairman effective March 27, 2018.
(5)	Mr. Schwatken resigned from his position as our Chief Executive Officer effective October 1, 2017.

Outstanding Equity Awards at Fiscal Year-End 2017

The following table sets forth equity incentive plan awards for each of our Named Executive Officers outstanding as of December 31, 2017. There were no outstanding stock options for our Named Executive Officers as of December 31, 2017.

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	Stock Awards
Name	Number of shares or units of stock that have not vested	Market value of shares of units of stock that have not vested (1)
Carolyn K. Campbell (2)	150,000	$10,050
Richard M. Rector (3)	1,000,000	67,000
Jeffrey E. Eberwein (4)	1,071,429	71,786

(1)	Based on the closing share price on December 29, 2017 of $0.067.
(2)	Shares of restricted stock granted under the 2015 Incentive Stock Plan. 100% of these shares vest on September 1, 2018, subject to continuous employment with Novation through the vesting date.
(3)	Shares of restricted stock granted under the 2015 Incentive Stock Plan. 40% of these shares vest on July 27, 2018, 35% of these shares vest on July 27, 2019 and 25% of these shares vest on July 27, 2020, subject to continuous employment with HCS through each applicable vesting date.
(4)	Shares of restricted stock granted under the 2015 Incentive Stock Plan. 100% of these shares were forfeited to the Company as of March 31, 2018, upon Mr. Eberwein’s resignation as a director.

Employment Agreements and Arrangements with Named Executive Officers

Carolyn K. Campbell

Ms. Campbell entered an employment agreement with the Company on August 9, 2017 (the “Campbell Employment Agreement”). Ms. Campbell’s base salary is $150,000, and she is eligible to participate in any equity programs of the Company, at the Company’s discretion. The Campbell Employment Agreement has an indefinite term and provided that Ms. Campbell is an employee “at-will,” and her employment may be terminated at any time by either party, with or without cause, for any reason or no reason. If Ms. Campbell’s employment is terminated by the Company other than for “cause” or by Ms. Campbell for “good reason” (each as defined in the Campbell Employment Agreement), Ms. Campbell will receive, over a period of 3 months following termination, compensation at an annual rate equal to her then-existing annual base salary.

Richard M. Rector

Mr. Rector entered an employment agreement with the Company and HCS on July 27, 2017 (the “Rector Employment Agreement”). Mr. Rector’s base salary is $225,000, and he is eligible to earn a quarterly bonus, based on the Company’s EBITA achievement, and to participate in the Company’s 2015 Incentive Stock Plan. The Rector Employment Agreement also provides for a grant of 1,000,000 restricted shares of the Company’s common stock pursuant to the terms of the Rector Employment Agreement and the Company’s 2015 Incentive Stock Plan. The Rector Employment Agreement has an indefinite term and provides that Mr. Rector is an employee “at-will,” and his employment may be terminated at any time by either party, with or without cause, for any reason or no reason. If Mr. Rector’s employment is terminated by the Company other than for “cause” or by Mr. Rector for “good reason” (each as defined in the Rector Employment Agreement), Mr. Rector will receive, over a period of 6 months following termination, compensation at an annual rate equal to his then-existing annual base salary and immediate vesting of any Novation restricted shares that are scheduled to vest within one year after the date of termination of employment, if any, pursuant to the Company’s 2015 Incentive Stock Plan.

32

Jeffrey E. Eberwein

Mr. Eberwein was not party to an employment agreement with the Company. Mr. Eberwein received a base salary of $100,000 per annum and, on December 12, 2017, received a restricted stock award of $50,000 of shares vesting one year from the grant date, for serving as Executive Chairman. On December 12, 2017, Mr. Eberwein received one-time additional compensation of $25,000 in cash and 357,143 shares of restricted stock in recognition of his considerable time and effort in connection with the Company’s successful emergence from bankruptcy. Mr. Eberwein resigned from his position as Executive Chairman effective March 27, 2018 and from the Board effective March 31, 2018.

Rodney E. Schwatken

Mr. Schwatken resigned from his positions as the Company’s Chief Executive Officer and Chief Financial Officer effective October 1, 2017. In connection with his resignation, to assist with our transition to a new Chief Executive Officer, Mr. Schwatken entered into an agreement (the “Schwatken Transition Agreement”) with the Company providing for his continued employment as an Executive Advisor on an “at-will” basis from October 2, 2017 to December 31, 2017 (subject to an extension of up to three months at the Company’s discretion) in exchange for (i) a base salary of $18,750 per month from October 2, 2017 through December 1, 2017 and $12,500 per month thereafter, (ii) an award of 400,000 restricted shares of the Company’s common stock pursuant to the terms and conditions of the 2015 Incentive Stock Plan and an award agreement, such shares vesting in full on January 1, 2018, and (iii) certain other benefits. The Schwatken Transition Agreement also provides for the termination of all of Mr. Schwatken’s outstanding options (vested and unvested) to purchase shares of the Company common stock. Mr. Schwatken continues to be bound by certain non-competition, non-solicitation, confidentiality and similar obligations under, and as more particularly described in, his employment agreement.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2017 with respect to compensation plans under which Common Stock may be issued.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in the First Column)
Equity compensation plans approved by shareholders (1)	72,336	$1.17	6,152,088
Equity compensation plans not approved by shareholders	—	—	—
Total	72,336	$ 1.17	6,152,088

(1)	Represents shares that may be issued pursuant to outstanding options awarded under the 2015 Incentive Stock Plan.

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SHAREHOLDER PROPOSALS OR NOMINATIONS

Any shareholder proposal made in accordance with the requirements of Rule 14a-8 promulgated under the Exchange Act, including the nomination of a director, and intended to be presented at the 2019 annual meeting of shareholders (the “2019 Annual Meeting”) and included in the proxy statement and form proxy relating to such meeting, must satisfy the requirements of the proxy rules promulgated by the SEC and must be received at the Company’s principal executive offices on or before [●].

Under SEC rules, if we do not receive notice of a shareholder proposal at least 45 days prior to the first anniversary of the date of mailing of the prior year’s proxy statement, then our appointed proxy holders will be permitted to use their discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the related proxy statement. In connection with the 2019 Annual Meeting, if we do not have notice of a shareholder proposal on or before [●], we will be permitted to use our discretionary voting authority as outlined above.

Our Bylaws provide that any shareholder wishing to bring any matter, including the nomination of a director, before an annual meeting of shareholders must deliver notice to our Corporate Secretary at our principal executive offices not later than 5:00 p.m., Central Time, on the 90th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, in order for notice by the shareholder to be timely, such notice must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Central Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the 10th day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a shareholder’s notice as described above.

ADDITIONAL INFORMATION

A single set of proxy materials may be delivered to any household at which two or more shareholders reside unless contrary instructions have been received from an affected shareholder. This procedure, referred to as householding, reduces the volume of duplicate materials shareholders receive and reduces mailing expenses. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you wish to receive a separate set of proxy materials for the Annual Meeting, we will deliver them promptly upon request made by writing to Novation Companies, Inc., Investor Relations, 500 Grand Boulevard, Suite 201B, Kansas City, MO 64106. Shareholders sharing an address can request delivery of a single copy of proxy materials for the Annual Meeting if they are receiving multiple copies of these materials by writing to Novation Companies, Inc., Investor Relations, 500 Grand Boulevard, Suite 201B, Kansas City, MO 64106.

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ANNEX A

FORM OF AMENDMENT TO THE ARTICLES OF AMENDMENT AND RESTATEMENT

[●]

A-1

ANNEX B

RIGHTS AGREEMENT, AS AMENDED

[●]

B-1

ANNEX C

FORM OF AMENDED 2015 INCENTIVE STOCK PLAN

[●]

C-1

NOVATION COMPANIES, INC.

ANNUAL MEETING OF SHAREHOLDERS – OCTOBER 4, 2018

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Novation Companies, Inc., a Maryland corporation (the “Company”), hereby appoints [●] and [●], each with full power of substitution, as proxies, to vote all capital stock of the Company that the shareholder would be entitled to vote on all matters that may properly come before the Company’s 2018 Annual Meeting of the Shareholders (the “Annual Meeting”) to be held on October 4, 2018, at 2:00 p.m., Central Daylight Time, at Hampton Inn, 801 Walnut Street, Kansas City, Missouri 64106, and any adjournments or postponements thereof. The undersigned shareholder hereby revokes any proxy or proxies heretofore given by the undersigned for the Annual Meeting.

This proxy when properly executed and returned will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted in accordance with the recommendations of the Board. The proxies are also authorized to vote upon such other matters as may properly come before the Annual Meeting in accordance with their discretion.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

The Board recommends a vote FOR the election of all of the listed nominees and FOR Proposals 2, 3, 4, 5 and 6.

1.	Election of nominees named below to the Board of Directors of the Company.

☐ FOR ALL NOMINEES.

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES.

☐ FOR ALL EXCEPT

(See instructions below)

Nominees:	¡	Howard M. Amster
	¡	Howard Timothy Eriksen
	¡	Barry A. Igdaloff
	¡	Lee D. Keddie
	¡	David W. Pointer

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●
2.	To approve an amendment to the Company’s Articles of Amendment and Restatement to increase the number of authorized shares of the Company’s common stock to 780 million, to be filed with the State Department of Assessments and Taxation of the State of Maryland at the discretion of the Company’s Board of Directors at any time during the 12 months following the date of the Annual Meeting.

FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	To approve the continuation of the Company’s Rights Agreement designed to protect the tax benefits of the Company’s net operating loss carryforwards.

FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	To approve an amendment to the Company’s 2015 Incentive Stock Plan to increase the number of shares of the Company’s common stock authorized and reserved for issuance thereunder to 12 million.

FOR ☐	AGAINST ☐	ABSTAIN ☐

5.	To ratify the appointment of Boulay PLLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

FOR ☐	AGAINST ☐	ABSTAIN ☐

6.	To approve an advisory resolution regarding the compensation of the Company’s named executive officers.

FOR ☐	AGAINST ☐	ABSTAIN ☐

This proxy may be revoked prior to the time it is voted by delivering to the Secretary of the Company either a written revocation or a proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

See reverse side for additional instructions

PLEASE ACT PROMPTLY

PLEASE SIGN AND DATE THIS PROXY CARD
AND RETURN IT IN THE ENCLOSED ENVELOPE TODAY

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

DATE: ___________________
(Signature of Shareholder)

DATE: ___________________
(Signature of Shareholder)

Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.